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                                                                    EXHIBIT 99.2



                                 April 12, 2005





Via Facsimile:  303-296-2510

Board of Directors
Attn: Peter Futro, Chairman
U.S. MedSys Corp.


Dear Sirs:

Please accept this letter as confirmation of my resignation from the positions of President and Chief Executive Officer of U.S. MedSys Corp. and its subsidiaries, and as a director of New England Orthotic & Diabetic Shoe Manufacturing Company, Inc., effective today.

I am submitting my resignation with the understanding that I will be paid all accrued back-pay and six months of severance pay.

During my severance period, I will be available to assist the company as necessary with the transition of my duties.


Sincerely,

/s/ Thomas H. King

Thomas H. King




ACCEPTED:

U.S. MedSys Corp.

/s/ Peter G. Futro                  Dated:  April 12, 2005
------------------------------            ----------------------------
Peter G. Futro, Chairman